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                                                                    EXHIBIT 99.1

                                       For further information contact:

                             John Schoen                   Jack Seller
                             COO/CFO                       Public Relations
                             PCTEL, Inc.                   PCTEL, Inc.
                             (773) 243-3000                (773) 243-3016
                                                           jack.seller@pctel.com

                   PCTEL ACQUIRES SIGMA WIRELESS TECHNOLOGIES

 EXPANDS UMTS PRODUCT LINE WITH ACQUISITION OF VARIABLE ELECTRICAL TILT ANTENNA
                                   TECHNOLOGY

              CONFERENCE CALL AFTER MARKET CLOSE TODAY AT 4:00 CDT

Chicago -JULY 5, 2005 - PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying broadband mobility, announced today that it has acquired all of the shares of Sigma Wireless Technologies Limited (SWT) from the Sigma Communications Group Limited, one of Ireland's leading telecommunications and mobile companies.

SWT is based in Dublin and develops and distributes innovative antennas for public safety and for the rapidly growing UMTS cellular networks. The newly acquired operation, which comprises over 100 employees, will become part of PCTEL's Antenna Products Group (APG), which is led by Steve Deppe.

The purchase consideration paid by PCTEL at the closing included (euro)19.5 million in cash and the assumption of approximately (euro)2.5 million in pension liability. The total acquisition price was (euro)22 million or approximately $27 million. The selling stockholders of SWT may also earn up to an additional
(euro)7.5 million ($9.1 million) in cash based on SWT's revenue performance over the 18-month period ending December 31, 2006. Transaction fees will be approximately $1.7 million.

The acquisition establishes a European presence for PCTEL, whose antenna sales to date have been principally in North and South America and China. In addition, the acquisition positions PCTEL in the rapidly growing UMTS infrastructure market with leading edge antenna technology and associated control systems. The new generation of cellular technology requires frequent optimization and the ability to manage clusters of antennas. SWT's IVET(TM) (Integrated Variable Electrical Tilt) antenna technology permits cellular networks to remotely adjust and optimize coverage areas and antenna clusters in response to key network performance parameters, such as signal to noise ratios. Adjustable Remote Tilt or Remote Electrical Tilt (RET) antennas permit operators to adjust - using laptop computers or handheld devices - an antenna's tilt angle.

The ability to remotely control UMTS antennas with SWT's BLUSTREAM(TM) antenna management system eliminates serial re-design, the costly process of gaining access to an antenna site, and

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shutting down transmitter sites in order to make the adjustments. Operators anticipate that iVET deployment will result in both improved Quality of Service
(QoS) and lower costs. These products are being deployed within some of Europe's largest cellular networks.

Joe Moore, SWT's current General Manager, will continue in that capacity, reporting to Steve Deppe. Mr. Moore will also serve as PCTEL's Vice-President, European Operations.

"The iVET antenna technology gives PCTEL a strong position in the rapidly growing 3G cellular broadband market, an important target for our company," said Marty Singer, PCTEL's Chairman and CEO. "We believe in pervasive wireless broadband and we are now in a better position to compete in that space. We are also excited about establishing a stronger European sales presence, expanding our revenue base, and taking the next step in our continued efforts to build a formidable wireless company. First and foremost, though, we view this as an important technology acquisition," added Singer.

"On behalf of the Sigma Wireless Technologies team, we are delighted to become part of PCTEL," said Joe Moore. "We believe in the application of our technology platforms, specifically our iVET, Blustream and FUSION(TM) products, to 3G and the implementation of new cellular networks. We are convinced that with PCTEL's resources and related technologies in RF scanning, we can successfully distribute our products worldwide," added Moore.

"We welcome the acquisition of Sigma Wireless Technologies by PCTEL as offering the best prospects for the continued global development of the company," said Tony Boyle, Chief Executive of the Sigma Communications Group. "We are delighted that our significant investment in R&D will lead to the worldwide exploitation of the innovative technology we developed here," added Boyle.

In addition to its iVET product line, SWT provides Private Mobile Radio (PMR) and Digital Private Mobile Radio (DPMR) antenna solutions. PMR and DPMR are used in a variety of public utility and public safety applications. DPMR is based on the European TETRA technology (similar to iDEN, the basis for NEXTEL services). TETRA has been adopted as the DPMR solution in over 70 countries. SWT designs and manufactures TETRA antennas and pioneered the first "cross-polarized" panel antennas and inter-modulation protected (IMP) designs. SWT supplies nationwide networks in over 10 countries.

Robert W. Baird & Co. acted as financial advisor to PCTEL Inc. in this transaction.

CONFERENCE CALL / WEBCAST

PCTEL will hold a teleconference to discuss the acquisition at 4:00 p.m. CDT on July 5, 2005. The call can be accessed by dialing (800) 289-0572 (U.S. / Canada) or +1 (913) 981-5543 (International). A replay will be available for two weeks after the call by calling (888) 203-1112 (U.S./Canada), or International +1
(719) 457-0820 conference ID 2174834.

To listen via the Internet, please visit, www.pctel.com, or http://www.shareholder.com/pctel/MediaList.cfm

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ABOUT SIGMA WIRELESS TECHNOLOGIES LIMITED

Sigma Wireless Technologies Limited is headquartered in Dublin, Ireland, with a sales presence in the UK, France and Italy. It employs over 100 staff involved in design, manufacturing and marketing of Infrastructure Antenna Product Solution for Mobile Operators. It is recognized as the technology innovator within the emerging mobile markets like TETRA and 3G. It has a customer base throughout Europe, Middle East and Asia.

ABOUT SIGMA COMMUNICATIONS GROUP LIMITED

Sigma Communications Group Limited is one of Ireland's leading telecommunications and mobile businesses involved in retail, distribution and systems integration as well as R&D and manufacturing. Group companies include Sigma Telecom, the largest independent services company in Irish mobile market. The Group's latest acquisition was the former Eircom chain of retail stores which have been transformed into digital lifestyles stores under the 3G brand name. The Sigma Communications Group employs approximately 400 people.

ABOUT PCTEL ANTENNA PRODUCTS GROUP, INC.

PCTEL Antenna Products Group, Inc. (APG) provides antenna solutions for multiple wireless applications including land mobile radio, broadband wireless access, RFID, in-building wireless, aerial navigation, GPS, and satellite communications. APG produces the well-established MAXRAD(R), Antenna Specialists(R), and MicroPulse(TM) antenna brands, which together represent over 90 years of antenna design and development expertise.

Located in Bloomingdale, Illinois, and with international facilities in Tianjin, China. APG delivers over 8000 antenna parts and accessories to customers worldwide. The world's leading manufacturers and distributors of radio frequency communication products rely on APG for their antenna needs.

ABOUT PCTEL

PCTEL, Inc. (Nasdaq:PCTI), is a global leader in simplifying broadband mobility. PCTEL's Antenna Products Group (http://antenna.pctel.com) designs, distributes, and supports innovative antenna solutions for public safety applications, unlicensed and licensed wireless broadband, fleet management, network timing, and other GPS applications. PCTEL's Mobility Solutions' (http://mobilitysolutions.pctel.com) software tools provide secure, access independent, remote connectivity to the Internet and VoIP capability for converged handsets. PCTEL's RF Solutions' (http://rfsolutions.pctel.com) portfolio of OEM receivers, receiver based products and interference management solutions are used to measure, monitor and optimize cellular networks.

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PCTEL protects its leadership position with a portfolio of more than 130 analog and broadband communications, wireless and antenna patents, issued or pending. The company's products are sold or licensed to wireless carriers, wireless ISPs, distributors, system integrators, wireless test and measurement companies, wireless network equipment and handset manufacturers, PC card manufacturers and government agencies. PCTEL headquarters are located at 8725 West Higgins Road, Suite 400, Chicago, IL 60631. Telephone: 773-243-3000. For more information, please visit our web site at: http://www.pctel.com.

PCTEL SAFE HARBOR

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the anticipated benefits of PCTEL's acquisition of Sigma Wireless Technologies Limited (SWT), the ability of PCTEL to develop and distribute high value wireless access and wireless intelligence products, and to continue to provide industry leading wireless products, are forward looking statements within the meaning of the safe harbor. These statements are based on management's current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with SWT's business generally, the ability to address the cost structure and functionality of SWT's products, competition within the markets in which SWT competes, PCTEL's ability to successfully integrate the business of SWT into its existing organization, PCTEL's success at developing and implementing new technologies, and to obtain protection for the related intellectual property, competitive pricing pressures, increased operating expenses and the growth of the wireless communications market. These risks and uncertainties and others, including, but not limited to, those detailed from time to time in PCTEL's Securities and Exchange Commission filings, can affect PCTEL's financial condition, future results of operations, business and prospects. These forward-looking statements are made only as of the date hereof. PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

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